UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 11, 2011, Aeolus Pharmaceuticals, Inc. (the “Company”) entered into a cost plus, fixed fee development agreement with the Office of the Biomedical Advanced Research and Development Authority (“BARDA”), part of the National Institutes of Health, for the advanced development of AEOL 10150 as a medical countermeasure against the pulmonary sub-syndrome of acute radiation syndrome (the “Contract”).

Pursuant to the Contract, the Company will receive approximately $10.5 million in the first year base period of performance and up to an additional approximately $107.5 million in four option years, if the options are exercised by BARDA, for a total contract value of approximately $118 million. The first year base period of performance is from February 11, 2011 to February 10, 2012. Each additional one year option period, if exercised by BARDA following the Company’s completion of specific tasks set forth in the Contract, would extend the period of performance by an additional year. If all four options are exercised, the period of performance would continue through February 10, 2016.

Activities to be conducted during the first year base period of performance include dosing studies, stability demonstrations, validation testing, compliance studies and the filing of an investigational new drug (IND) application, an orphan drug status application and a fast track designation application with the U.S. Food and Drug Administration (the “FDA”).  In the event BARDA exercises one or more of the options to extend the term of the Contract, optional activities to be conducted would include, among other things, additional stability demonstrations, animal pivotal efficacy studies, human clinical safety studies and Phase I, Phase II and pre-new drug application (NDA) meetings and applications with the FDA.

Item 8.01. Other Events.

On February 15, 2011, the Company issued a press release announcing the Contract, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description
99.1	Press Release dated February 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011	AEOLUS PHARMACEUTICALS, INC.

/s/ John L. McManus
John L. McManus
President and Chief Executive Officer